Exhibit 24

Constellation Energy Group, Inc.
Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Constellation Energy Group, Inc. hereby constitutes and appoints Mayo A. Shattuck III, E. Follin Smith and Charles A. Berardesco, and each of them individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or name, place and stead, in any and all capacities, to sign one or more Registration Statements under the Securities Act of 1933, as amended, on Form S-8 or such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such registration statement, for the registration of up to 2,000,000 shares of Constellation Energy Group, Inc. common stock, without par value, to be offered pursuant to the Constellation Energy Group, Inc. Employee Savings Plan and the Represented Employee Savings Plan for Nine Mile Point, in such forms as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes, may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, each of the undersigned has caused this Power of Attorney to be executed as of this 21st day of October, 2005.

/s/ Mayo A. Shattuck III	/s/ E. Follin Smith
Mayo A. Shattuck III	E. Follin Smith
Chairman of the Board, President and Chief Executive Officer	Executive Vice President, Chief Financial Officer and Chief Administrative Officer

Power of Attorney relating to the registration of 2,000,000 shares of common stock to be offered pursuant to the Constellation Energy Group, Inc. Employee Savings Plan and Represented Employee Savings Plan for Nine Mile Point

Directors:

/s/ Douglas L. Becker	/s/ Freeman A. Hrabowski, III
Douglas L. Becker	Freeman A. Hrabowski, III

/s/ James T. Brady	/s/ Edward J. Kelly, III
James T. Brady	Edward J. Kelly, III

/s/ Frank P. Bramble	/s/ Nancy Lampton
Frank P. Bramble	Nancy Lampton

/s/ Edward A. Crooke	/s/ Robert J. Lawless
Edward A. Crooke	Robert J. Lawless

/s/ James R. Curtiss	/s/ Lynn M. Martin
James R. Curtiss	Lynn M. Martin

/s/ Yves C. de Balmann	/s/ Michael D. Sullivan
Yves C. de Balmann	Michael D. Sullivan

Dated:  October 21, 2005